Exhibit 10.18
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This Second Amendment to the Employment Agreement (the “Second Amendment”) is effective August 17, 2020 (the “Second Amendment Effective Date”) by and between Subroto Mukerji (“Employee”) and Rackspace US, Inc. (the “Company”).
WHEREAS, the Company and Employee are parties to that certain Employment Agreement effective July 1, 2019 and First Amendment to Employment Agreement effective September 11, 2019 (together the “Agreement”); and
WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreement contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Unless otherwise defined herein, all capitalized terms used in this Second Amendment shall have the same meanings ascribed to them in the Agreement.
2.The annual base salary amount outlined in Section 3(a) is increased to $560,000.
3.Section 3(b) is amended to read in its entirety as follows:
Annual Corporate Bonus. Employee is eligible for an annualized on-target bonus of 90% of annual salary, subject to the Rackspace Corporate Cash Bonus Plan and as approved by the board of directors or compensation committee.

All other terms and conditions of the Agreement not expressly amended herein remain in full force and effect.

EMPLOYEE:

/s/ Subroto Mukerji
Subroto Mukerji		Date: 21 August 2020

COMPANY:

/s/ Kelly Butler		Date: 21 August 2020
Rackspace US, Inc.
By:	Kelly Butler
Title:	VP, Racker Rewards & HR Operations - US